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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
U.S. Vision, Inc.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of U.S. Vision, Inc. for the registration of 1,522,931 shares of its common stock and to the incorporation by reference therein of our report dated March 17, 1998, with respect to the consolidated financial statements of U.S. Vision, Inc. included in its Annual Report on Form 10-K for the year ended January 31, 1998.



                                            /s/      Ernst & Young LLP



Philadelphia, Pennsylvania
March 30, 1999